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                          AGREEMENT AMONG UNDERWRITERS

                                333,333 SHARES OF
                            SERIES C PREFERRED STOCK

                            SUNRISE PRESCHOOLS, INC.

                                                      ____________________, 1995

W.B. McKee Securities, Inc.
South Coast Financial Securities, Inc.
c/o W.B. McKee Securities, Inc.
3003 North Central Avenue
Suite 100
Phoenix, Arizona 85012
(As Representatives of the several Underwriters Named in Schedule 1 to Exhibit A annexed hereto)

Dear Sirs:

             We understand that Sunrise Preschools, Inc., a Delaware corporation (the "Company"), desires to enter into an agreement, substantially in the form of Exhibit A hereto (the "Underwriting Agreement"). The Underwriting Agreement provides for (a) the sale, on behalf of the Company, by you and the other prospective Underwriters named in Schedule 1 to the Underwriting Agreement, severally and not jointly, of 333,333 shares of Series C Preferred Stock (the "Preferred Stock") of the Company (the "Firm Shares") and (b) the grant by the Company to the Underwriters, as provided in Section 3.2 of the Underwriting Agreement, of rights to purchase up to an additional 50,000 additional shares of Series C Preferred Stock of the Company (the "Option Shares") at the option of the Underwriters, for the purpose of covering overallotments in the sale of the Firm Shares (the Firm Shares and the Option Shares are collectively referred to in this Agreement as the "Shares").

             We understand that changes may be made in those who are to be Underwriters and in the respective number of Shares to be sold by them, but that the number of Shares to be sold by us as set forth in said Schedule 1 will not be changed without our consent except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters."

             We desire to confirm the agreement among you, the undersigned and the other Underwriters with respect to the sale of the Shares by the Underwriters, severally and not jointly, on behalf of the Company. The aggregate number of Shares which any Underwriter will be obligated to sell on behalf of the Company pursuant to the terms of the Underwriting Agreement is herein called the "Underwriting Obligation" of that Underwriter.


                                 EXHIBIT 1.2


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             1.  Authority and Compensation of Representative. We hereby authorize you, as our representatives (the "Representatives") and on our behalf,
(i) to enter into an agreement with the Company, in substantially the form attached hereto as Exhibit A, but with such changes therein as in your judgement will not be materially adverse to the Underwriters, providing for the sale by us, severally and not jointly, for the account of the Company, at the purchase price per Share set forth in said Exhibit A, of the number of Shares set forth opposite our name in Schedule 1 to said Exhibit A, (ii) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, including whether the Underwriters shall purchase any Option Shares and the amount, if any, of Option Shares to be so purchased,
(iii) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Shares and (iv) to determine all matters relating to the public advertisement of the Shares. As our share of the compensation for your services hereunder, we will pay to you, and we authorize you to charge to our account on the Closing Date referred to in the Underwriting Agreement, $_____ per Share in respect of the aggregate number of Shares which we shall sell pursuant to the Underwriting Agreement.

             2. Public Offering of Shares. The sale of the Shares to the public is to be made, as herein provided, as soon after the registration statement relating to the Shares becomes effective as in your judgement is advisable. The purchase price to be paid by the Underwriters for the Shares and the public offering price are to be determined by agreement between you and the Company. You will advise us by telegraph or telephone when the Shares shall be released for offering, when the registration statement relating to the Shares shall become effective and the price at which the Shares are initially to be offered. We agree not to sell any of the Shares until you have released them for that purpose. We authorize you, after the initial public offering, to change the public offering price, the concession and the re-allowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. As used herein, the terms "Registration Statement, "Preliminary Prospectus" and "Prospectus" shall have the meanings ascribed thereto in the Underwriting Agreement. The public offering price at the time in effect is herein called the "Offering Price." After notice from you that the Shares are released for public sale, we will offer to the public in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus such of our Shares as you advise us are not reserved. We agree not to offer or sell any of the Shares to persons over whose accounts we exercise investment discretion without their specific advance consent.

             3.  Offering to Dealers and Retail Sales.

                 3.1. We authorize you to reserve for offering and sale, and on our behalf to sell to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called "Selected Dealers") all or any part of our Shares as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession or concessions as you, in your sole discretion, shall determine. Except for such sales as are

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designated by a purchaser to be for the account of a particular Underwriter or
Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Shares reserved for our account for offering to Selected Dealers bears to the aggregate of all Shares of all Underwriters so reserved.

                 3.2. You agree to notify us promptly on the date of the public offering as to the number of Shares, if any, which we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 12 hereof, you may reserve for offering and sale as hereinbefore provided any Shares theretofore retained by us remaining unsold and we may, with your consent, retain any Shares theretofore reserved by you remaining unsold.

                 3.3. We agree that, from time to time prior to the termination of the provisions referred to in Section 12 hereof, we shall furnish to you such information as you may request in order to determine the number of Shares allocated to us under the Underwriting Agreement which then remain unsold, and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Shares as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.

                 3.4. We authorize you to determine the form and manner of any communications or agreements with the Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us.

                 3.5. It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (a) a member in good standing of the National Association of Securities Dealers, Inc (the "NASD") or (b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Section 24 of
Article III of the Rules of Fair Practice of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Sections 8 and 36 of
Article III of such Rules of Fair Practice, and to comply with Section 25 of
Article III thereof as that Section applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, may re-allow such concession or concessions as you may determine from time to time on sales of Shares to any qualified dealer, all subject to the Rules of Fair Practice of the NASD.

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                 3.6. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

             4. Repurchases in the Open Market. Any Shares sold by us (other than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Shares delivered on such repurchase need not be the identical Shares originally sold by us. In lieu of delivery of such Shares to us, you may sell such Shares in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.

             5.  Delivery and Payment.

                 5.1. Upon your request, we shall deliver to you payment for the Shares to be sold by us under the Underwriting Agreement in an amount equal to the initial Offering Price for such Shares less the concession to Selected Dealers. Such payment shall be made in such form and at such time and place as may be specified in the Underwriting Agreement against delivery of the Shares. If we are a member of or clear through a member of The Depository Trust Company ("DTC"), you may, in your discretion, deliver our Shares through the facilities of DTC.

                 5.2. You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of Shares sold by you for our account pursuant to Section 3 hereof for which payment has been received. Shares purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by you. Any Shares purchased by us and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but such delivery shall be for carrying purposes only. In case any Shares reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Shares reserved for our account and not so purchased and paid for, and (b) in case we shall have received payment from you in respect of any such Shares, to reimburse you on demand for the full amount which you shall have paid us in respect for such Shares.

                 5.3. In the event of our failure to sell the Shares as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to sell such Shares which we had agreed to sell, but without relieving us from liability for our default.

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             6.  Allocation of Expenses and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by you in connection with the carrying, sale and distribution of the Shares and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you may establish such reserves as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.

             7. Liability for Future Claims. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, including any liability which may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

             8. Stabilization. We authorize W.B. McKee Securities, Inc., in its discretion, to buy and sell shares of the Preferred Stock and Common Stock of the Company (the "Common Stock") in the open market or otherwise, for either long or short account, at such prices and on such terms as it may determine, and to overallot in arranging for sales of Shares. We authorize W.B. McKee Securities, Inc., in its discretion, to cover any short position incurred for the accounts of the several Underwriters pursuant to this Section by exercising the overallotment option referred to in Section 3.2 of the Underwriting Agreement and by buying shares of the Preferred Stock, and, in lieu of delivering to the several Underwriters any of the Shares held for their respective accounts pursuant to this Section, to sell such Shares for the accounts of each of the Underwriters, in each case at such prices and on such terms as W.B. McKee Securities, Inc. may determine. All purchases, sales and overallotments made pursuant to this Section shall be for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations, and at no time shall our net commitment under the foregoing provisions of this Section, either for long or short account, exceed fifteen percent of our original underwriting obligation. We shall, on demand, take any of the Shares sold or overallotted for

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our account. In the event of default by one or more Underwriters in respect of their obligations under this Section, each non-defaulting Underwriter shall assume its proportionate share of the obligations of each defaulting Underwriter without relieving the defaulting Underwriter of its obligations under this Section. The existence of this provision is no assurance that the price of the Preferred Stock will be stabilized or that stabilizing, if commenced, will not be discontinued at any time.

             We agree to advise you, from time to time upon your request, of the number of Shares retained by or released to us and remaining unsold, and shall, upon your request, release to you for the accounts of one or more of the several Underwriters such number of those Shares as you may designate at such price, not less than the net price to Selected Dealers nor more than the Offering Price, as you may determine.

             You will notify us promptly if you engage in any transactions hereunder which in your judgment may be deemed to be a "stabilizing purchase" within the meaning of the applicable Rules and Regulations of the Securities and Exchange Commission. If we effect a "stabilizing purchase," we will notify you not later than the third full business day following such purchase of the information specified in Rule 17a-2(d) under the 1934 Act.

             9. Open Market Transactions. We agree that we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Shares and for either long or short account, of any Common Stock or Preferred Stock of the Company, warrants or any security of the same class and series, or any right to purchase any such security except: (a) as provided in this Agreement, the Underwriting Agreement and the Selected Dealer Agreements or otherwise approved by you and (b) in brokerage transactions not involving solicitation of the customer's order. We further agree that we will not lend, either before or after the purchase of the Shares, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer any Shares, Common Stock, Preferred Stock or warrants. Prior to the completion (as defined in Rule 10b-6 under the 1934 Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6.

             10. Blue Sky. Prior to the initial offering by the Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Shares have been qualified for sale or are exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Shares in any state or other jurisdiction.

             11. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

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             12. Termination. Section 2, the second paragraph and the first sentence of the third paragraph of Section 3, Section 4, the first sentence of section 9 (other than clause (c) thereof) and Section 10 hereof will terminate at the close of business on the 30th calendar day after the effective date of the Registration Statement, unless extended or sooner terminated as hereinafter provided. You may extend such provisions, or any of them, for a period not to exceed 60 additional calendar days by notice to us to such effect. You may terminate any of such provisions at any time by notice to us, and you may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

             13. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Shares, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Shares or the validity or the form thereof, the Registration Statement, the Prospectus or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Shares; or for the performance by the Company or others of any agreement on its or their part; nor shall you as Representatives or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933, as amended (the " 1933 Act"); and only obligations expressly assumed by you as Representatives herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representatives of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 13 hereof and in the Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter X, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations and are not joint.

             14. Acknowledgment of Receipt of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement relating to the Shares as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Prospectus, that we are willing to be named as an underwriter therein and to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading "Underwriting" insofar as they relate to us, and (b) that there is no other information about us required to be stated in the Registration Statement or

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Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Shares by the Underwriters if such document is deemed to be incorporated by reference into the Prospectus and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

             15. Indemnity.

                 15.1. General. We agree to indemnify and hold harmless each other Underwriter and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 15 shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of and payment for the Shares and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

                 15.2. Claims Against Underwriters. Each Underwriter (including you) will pay, upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 9 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem

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necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, its own counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters defaults in its or their obligation to make any payments under this paragraph, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter's Underwriting Obligation bears to the Underwriting Obligations of all non-defaulting Underwriters. Nothing therein shall relieve a defaulting Underwriter from liability for its default.

             16. Capital Requirements. We confirm that the incurrence by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange to which we are subject.

             17. Undertaking to Mail Prospectuses. We represent to you that we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 4968 of the Commission under the 1933 Act, including the distribution in the manner and at or prior to the time set forth in such Release, of copies of the Preliminary Prospectus relating to the Shares (or, if you have so requested, copies of any revised Preliminary Prospectus) to all persons to whom we expect to mail confirmation of sale. As contemplated by Rule 15c2-8 under the 1934 Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.

             18. Miscellaneous.

                 18.1. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to you, or to you

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c/o W.B. McKee Securities, Inc. at 3003 North Central Avenue, Suite 100,
Phoenix, Arizona, 85012, fax no. (602) 266-5778.

                 18.2. We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (a) a member in good standing of the NASD or (b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and, if we are a foreign dealer and not a member of the NASD, we also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding and to comply, as though we were a member of the NASD, with the provisions of Sections 8, 24 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer. In connection with sales and offers to sell Shares made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Shares or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (x) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (y) shall be prepared and so furnished at our sole risk and expense and (z) shall not contain information relating to the Shares or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be.

                 18.3. This instrument may be signed by or on behalf of the Underwriters in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.

                 18.4. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law or conflicts of laws principles thereof.

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             Please confirm that the foregoing correctly states the
understanding between us by signing and returning to us a counterpart hereof.

                                     Very truly yours,


                                     -------------------------------------------
                                     As Attorney-in-Fact for each of the several
                                     Underwriters named in Schedule 1 to the
                                     Underwriting Agreement

Confirmed as of the date
first above written:



W.B. McKee Securities, Inc.
South Coast Financial Securities, Inc.

By:  W.B. McKee Securities, Inc.

     By:
         ---------------------------
         William B. McKee, President

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